CERTFICATE OF AMENDMENT

                                OF

                AGREEMENT AND DECLARATION OF TRUST

                                OF

                       FRANKLIN GLOBAL TRUST


           The undersigned certify that:

           1. They constitute a majority of the Board of Trustees of the Franklin Global Trust, a Delaware business trust
(the "Trust").

           2. They hereby adopt the following amendment to the Agreement and Declaration of Trust of the Trust (the "Declaration of Trust"):

           The  references to the principal  place of business
           on  the   cover   and   signature   pages   of  the
           Declaration of Trust are hereby deleted in their entirety.

           3. This amendment is made pursuant to Article VIII, Section 4 of the Declaration of Trust, which empowers the Trustees to restate and/or amend such Declaration of Trust at any time by an instrument in writing signed by a majority of the then Trustees.

           IN WITNESS WHEREOF, the Trustees named below do hereby set their hands as of the 19th day of July, 2001.


/s/ FRANK H. ABBOTT, III         /s/ HARRIS J. ASHTON
-----------------------------    -----------------------------
Frank H. Abbott, III, Trustee    Harris J. Ashton, Trustee


/s/ HARMON E. BURNS              /s/ ROBERT F. CARLSON
-----------------------------    -----------------------------
Harmon E. Burns, Trustee         Robert F. Carlson, Trustee


/s/ S. JOSEPH FORTUNATO          /s/ EDITH E. HOLIDAY
-----------------------------    -----------------------------
S. Joseph Fortunato, Trustee     Edith E. Holiday, Trustee


/s/ CHARLES B. JOHNSON           /s/ RUPERT H. JOHNSON, JR.
-----------------------------    -----------------------------
Charles B. Johnson, Trustee      Rupert H. Johnson, Jr., Trustee


/s/ FRANK W. T. LAHAYE           /s/ GORDON S. MACKLIN
-----------------------------    -----------------------------
Frank W. T. LaHaye, Trustee      Gordon S. Macklin, Trustee